UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2014, CVB Financial Corp. (the “Company”) held its Annual Meeting of Shareholders. As of the record date for the Annual Meeting, there were 106,011,465 shares entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. Votes representing 92.06%, or 97,592,315 shares, of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, all eight nominees for director were elected to the Company’s Board of Directors. The Company’s shareholders also approved proposals for an advisory (non-binding) vote on the compensation of the Company’s named executive officers (“Say-on Pay”), and to ratify the appointment of KPMG LLP as the Company’s registered independent public accounting firm for 2014.

1.	Election of the following eight nominees to the Company’s Board of Directors:

	Votes Cast For	Withheld	Broker Non-Votes
George A. Borba, Jr.	81,172,156	314,916	16,105,243
Stephen A. Del Guercio	81,258,743	228,329	16,105,243
Robert M. Jacoby, C.P.A.	81,237,149	249,923	16,105,243
Christopher D. Myers	81,138,204	348,868	16,105,243
Raymond V. O’Brien, III	81,258,001	229,071	16,105,243
Hal W. Oswalt	81,298,389	188,683	16,105,243
San E. Vaccaro	80,868,215	618,857	16,105,243
D. Linn Wiley	63,874,653	17,612,419	16,105,243

2.	Proposal to approve an advisory (non-binding) vote on the compensation of the Company’s named executive officers (“Say-on Pay”).

Votes Cast For	Votes Against	Votes Abstained	Broker Non- Votes
80,148,597	1,090,419	248,056	16,105,243

3.	Ratification of Appointment of KPMG LLP as independent registered public accountants of the Company for 2014.

Votes Cast For	Votes Against	Votes Abstained	Broker Non- Votes
97,322,200	86,964	183,151	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: May 23, 2014	By:	/s/ Richard C. Thomas.
Richard C. Thomas,
Executive Vice President and Chief Financial Officer

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